UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2011

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Subscription Agreement

On January 26, 2011, Lighting Science Group Corporation (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Pegasus Partners IV, L.P. (“Pegasus IV”), and certain other accredited investors (collectively with Pegasus IV, the “Purchasers”). Pursuant to the terms of the Subscription Agreement, the Company agreed to issue and sell collectively 5,454,545 shares of its common stock (the “Common Shares”) to the Purchasers at a price per share of $3.30, for an aggregate purchase price of $18 million (the “Private Placement”). The purchase price of the Common Shares represents a discount of less than 3% of the closing price of the Company’s common stock on the date the Company’s Committee of Independent Directors approved the Private Placement.

Pegasus IV and two of its operating advisors purchased an aggregate of 3,167,333 Common Shares, for a purchase price of $10,452,200. Michael Kempner, who is also an operating advisor of Pegasus IV and a director of the company, and Leon Wagner, a director of the Company, purchased 60,606 and 634,394 Common Shares, respectively, for a purchase price of $200,000 and $2,093,500. The remainder of the Common Shares were purchased by trusts affiliated with, and business associates of, Mr. Wagner.

Pegasus IV, together with its affiliates, is the Company’s largest stockholder and beneficially owned approximately 90.3% of the Company’s common stock as of January 25, 2011 (calculated in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company’s Committee of Independent Directors, which is comprised entirely of independent directors not affiliated with any of the Purchasers, approved the Private Placement.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the terms of the Subscription Agreement and the Company’s issuance of the Common Shares to the Purchasers, which item is hereby incorporated by reference herein. The Common Shares sold in the Private Placement were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration for transactions not involving a public offering under Section 4(2) of the Securities Act, and the safe harbors for sales under Section 4(2) provided by Regulation D promulgated pursuant to the Securities Act.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibit

10.1	Subscription Agreement, dated as of January 26, 2011, between Lighting Science Group Corporation and each of the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: January 26, 2011	By:	/s/ John T. Stanley
	Name:	John T. Stanley
	Title:	Chief Operating Officer

EXHIBIT INDEX

Number	Description of Exhibit

10.1	Subscription Agreement, dated as of January 26, 2011, between Lighting Science Group Corporation and each of the Purchasers.